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                                 EXHIBIT 99.1

                          FRIEDE GOLDMAN HALTER, INC.

                                                                   PRESS RELEASE
                                                           For immediate release

                  Friede Goldman Submits Reorganization Plan

GULFPORT, MS, March 22, 2002--Friede Goldman Halter, Inc. (FGH: FGHLQ) announced today that it has submitted its plan for reorganization to the United States Bankruptcy Court. Friede Goldman Halter has worked closely with its unsecured creditors to develop this plan. The plan calls for the reorganization of Friede Goldman Offshore and Halter Marine and anticipates that the previously announced sale of AmClyde and Friede & Goldman, Ltd. (a naval-architecture and marine-engineering firm specializing in offshore rig design) will be finalized.

As Friede Goldman Halter emerges from Chapter 11 the resulting independent business units, and their management, are looking forward to increased interest from their loyal customer base. The companies' management is encouraged about the reorganized and recapitalized companies and expects the companies to increase their market share.

The approved plan anticipates the unsecured creditors will receive a majority of the ownership of the reorganized Friede Goldman Offshore and the reorganized Halter Marine. The plan provides no recovery for the current equity security holders of the company.

The plan may be viewed during normal court hours at the United States Bankruptcy Court, Southern District of Mississippi, 725 Dr. Martin Luther King, Jr. Blvd., Suite 117, Biloxi, Ms. 39201 or may be purchased online at http://pacer.mssd.uscourts.gov/.

Friede Goldman Halter is a world leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment), Halter Marine (construction and repair of ocean-going vessels for commercial and governmental markets), FGH Engineered Products Group (design and manufacture of cranes, winches, mooring systems and marine deck equipment), and Friede & Goldman Ltd. (naval architecture and marine engineering).

________________________________________________________________________________

           For information regarding this or any of our press releases, contact:
                                          Larry Walker, Corporate Communications
                                                                  (228) 897-4867
                                                                     www.fgh.com
                                                                     -----------

*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman Halter, Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-3, the 2000 Annual Report on Form 10-K, and subsequent Forms 10-Q. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.